     As filed with the Securities and Exchange Commission on May 22, 2001.

                                                      Registration No.  33-43836
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   Form S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                              ------------------

                          Atlantic Richfield Company
            (Exact name of registrant as specified in its charter)

                 Delaware                            23-0371610
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)             Identification No.)

                             333 South Hope Street
                        Los Angeles, California 90071
                                 213-486-3511
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           DANIEL B. PINKERT, Esq.
                              Corporate Secretary
                          Atlantic Richfield Company

                             c/o BP America, Inc.
                              200 E. Randolph Dr.
                             Chicago, Ill 60601
                                 312-856-3025
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                         Copies of Communications to:

                              DIANE A. WARD, Esq.
                        Counsel -- Securities & Finance
                          Atlantic Richfield Company

                            333 South Hope Street
                         Los Angeles, California 90071
                                 213-486-2808

                              ------------------

       Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement as determined by market conditions.

                              ------------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

WITHDRAWAL OF SECURITIES FROM REGISTRATION ON FORM S-8 (NO. 33-43836)

Pursuant to Rule 415(3) and Item 512(a)(3), Atlantic Richfield Company (ARCO) hereby withdraws from registration the shares of ARCO Common Stock that remain unissued under the above-referenced registration statement covering the Directors' Stock Option Plan (the Plan).

In connection with the merger of ARCO into BP p.l.c. on April 18, 2000, ARCO's Common Stock was converted into BP ADSs and ARCO Common Stock was delisted from the New York Stock Exchange and de-registered under the Securities Act of 1933.

Accordingly, no ARCO Common Stock has been issued under the Plan on and after April 18, 2000.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

         24   Power of Attorney.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 22nd day of May, 2001.


                                           ATLANTIC RICHFIELD COMPANY

                                           By: * Robert A. Malone
                                              --------------------------
                                                 Robert A. Malone
                                                    President


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                         Title                     Date
        ---------                         -----                     ----


    * Robert A. Malone                   President                  May 22, 2001
____________________________           and Director
      Robert A. Malone
 Principal executive officer


     * Ian Springett                   Vice President               May 22, 2001
____________________________        and Chief Financial
      Ian Springett                       Officer
Principal financial officer

     * James G. Nemeth                    Director                  May 22, 2001
____________________________
       James G. Nemeth


   * Donald E. Packham                    Director                  May 22, 2001
____________________________
     Donald E. Packham


     * Charles L. Hall                  Controller                  May 22, 2001
____________________________
      Charles L. Hall
Principal accounting officer


* By /s/ Diane A. Ward                                              May 22, 2001
____________________________
       Diane A. Ward
     (Attorney in fact)

                                 EXHIBIT INDEX


                                                                   Sequentially
 Exhibit                                                             Numbered
   No.                            Description                          Page

   24                          Power of Attorney